UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2005
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-15045 (Commission File Number)	75-1927578 (IRS Employer Identification No.)
17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
     On December 30, 2005 Intervoice, Inc. (the “Company”) completed its acquisition of Edify Corporation, a leading global supplier of interactive voice response solutions, from S1 Corporation for approximately $33.5 million in cash pursuant to that certain Agreement and Plan of Merger dated November 18, 2005 by and among S1 Corporation, Edify Corporation, Edify Holding Company, Inc., Intervoice, Inc. and Arrowhead I, Inc.
     The foregoing is qualified by reference to Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired.
     The financial statements required by Item 9.01(a) are not included in this report. The Company intends to file these financial statements by an amendment within the time period permitted by this Item.
     (b) Pro Forma Financial Information.
     The financial statements required by Item 9.01(b) are not included in this report. The Company intends to file these financial statements by an amendment within the time period permitted by this Item.
     (c) Exhibits.

Exhibit Number	Exhibit Title

2.1	Agreement and Plan of Merger dated November 18, 2005 by and among S1 Corporation, Edify Corporation, Edify Holding Company, Inc., Intervoice, Inc. and Arrowhead I, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
By:	/s/ Craig E. Holmes
Craig E. Holmes
Executive Vice President and Chief Financial Officer

Date: January 3, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

2.1	Agreement and Plan of Merger dated November 18, 2005 by and among S1 Corporation, Edify Corporation, Edify Holding Company, Inc., Intervoice, Inc. and Arrowhead I, Inc.